SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8 - K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934.

Date of Report:		December 9, 2013

Omagine, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-17264	20-2876380
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification Number)

350 Fifth Avenue, 48th Floor, New York, N.Y.		10118
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 563-4141

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of Registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act;
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act;
[ ]	Pre-commencement communication pursuant to rule 14d-2(b) under the Exchange Act;
[ ]	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01 - Other Events

Omagine, Inc. (the "Company") wishes to continue to provide the Company’s shareholders with maximum visibility into the process currently underway which management believes will soon culminate in the signing by Omagine LLC and the Government of Oman of a Development Agreement (“DA”) for the Omagine Project.

On Monday, December 9, 2013, the Company’s president, Mr. Frank J. Drohan met in Muscat, Oman with His Excellency Ahmed Al-Mehrizi, the Minister of Tourism.

The Company is providing below a copy of an internal Company communication from Mr. Drohan dated December 9, 2013 which is a detailed summary of that meeting.

From:	Frank J. Drohan (frank_drohan@omagine.com)

To:	Sam Hamdan (sam.hamdan@omagine.com)
cc:	Sean Angle (sean.angle@dlapiper.com)

Sam / Sean,

I met with the Minister of Tourism for 55 minutes this morning alone – just him and me. He’s really a very smart and nice guy. -- Best meeting ever and resolved many issues.

After the introductory pleasantries / compliments, we got down to business – and he was very focused. He started out with a big smile – saying “it looks like we are finally getting this DA done & the project started.”

I said yes, Your Excellency, and one of the reasons I wanted to meet today is to say , we should put all the past delays behind us now that we agree on everything – now Omagine & MOT are on the same side of the table --- and need to work harmoniously & cooperatively together for the next many years to properly execute the Project --- He smiled and agreed enthusiastically.

I told him I was very happy he was taking personal charge etc. because if he didn’t - “it will never happen” ---- “only Kerry or Obama can decide to make a peace deal with the Iranians, Your Excellency – their staff cannot – and will not decide the big stuff --- so, because this is a big multi-billion dollar tourism deal --- you have to decide ---- and if you don’t make it happen – it won’t happen”.  He smiled and agreed --- said, “yes, Frank this is not a little deal --- billions of $$, I understand – and I absolutely want and support the Omagine project -- and, don’t worry, I absolutely will take control & make it happen”. --- You have been very patient Frank (and when I told him my new Arabic name was Ayoub, he laughed heartily).

He said that H.E. Al-Kindi from Royal Court Affairs (our partner in Omagine LLC) was after him a lot about getting the DA signed and the project started – and that he had told H.E. Al-Kindi not to worry – that he would get it done – but please to let him do his work to make sure all is ok re: infrastructure, utilities etc. with other ministries etc. – and the Minister then confirmed that all that was done & ok now (“I didn’t want them to blame me Frank if I approve it and the roads, water etc. are not available from the government”). I agreed with him that was good – and was happy it was completed ---- and I took this opportunity to say: “ Yes, Your Excellency. H.E. Al-Kindi is a wonderful man – and a big supporter of Omagine --- as is, by the way, his predecessor as Minister of RCA – H.E. Sultan Na’amani, now Minister of the Royal Office (in charge of all security) – in fact, H.E. Na’amani had recently asked us about the delays in signing the DA etc. “ --- and we told him we weren’t quite sure but thought we were concluding now  -------  “I didn’t want to go any further than that with him Your Excellency” ----------------- We both smiled & I think he got the message.

Then I spent 5 or 10 minutes on how great the Omagine Project was for him – for MOT --- for us – and most importantly – for Oman. (“I want you to feel very comfortable about this Your Excellency, - the Government has no – zero – risk here – and this will be the greatest tourism project Oman has ever seen –  (high culture entertainment etc. – nothing like it anywhere etc.) ----  That’s why HM loves it (like the Royal Opera House – but all about entertainment & tourism -------- you will surely become the most beloved Minister in the country for making Omagine happen ! ”) ----- ---------- He was very pleased & agreed – and said he also loves the project.

I said, so Your Excellency -- we got the MOT “Final Letter” from the DG-Planning - and as Sean discussed with you, we wanted to make sure this was indeed the “final” one. He said yes, he wants to get the issues in the letter resolved and sign the DA.  (It was clearly apparent throughout the meeting that he was very familiar with the contents of the letter & its requirements).

I said, Your Excellency, the reason I wanted to meet you today is to take your advice on something --- and that something is the “Final Letter”.   I very much appreciate what you told Sean but here’s my problem ---- do you mind if I just say it very frankly – I don’t know any other way ? ---  ”yes, please Frank,  feel free – go right ahead” --- ‘ok, Your Excellency,  well, 2 things actually:

1.
first, it has been the habit of MOT staff in the past (before your arrival) that when they raise an issue with which we do not agree  – and we explain our position to them – if they agree with us, they will rarely say so, they will usually just drop the subject and move on – and that’s ok, I understand they may be embarrassed and not want to acknowledge their agreement ----- no problem as long as the particular issue in question is settled. ----- the problem arises when, -  at a later time – usually months or years later – they (the MOT Staff) sometimes bring up the same issue again ------- causing further delays, meetings etc., etc., ----------- and this is done sometimes accidently or innocently --- but often – it is done (by Mr. Sinanni) on purpose – for the sole purpose of causing further delays, meetings, months & years to pass --- and thereby (a) avoid having to make a decision, or (b) to serve a private (unknown) agenda that someone has – such as Mr. Sinani -  to kill the project for whatever his own reasons might be . (I know this to be an actual fact and can demonstrate it to you, but that’s not really necessary now since that was all in the past -- before you arrived and we are moving on now), and

2.
In a similar vein, past letters we have received from MOT staff often contained (a) vague or unclear language & references to past meetings and letters without specifying what , if anything, was required from us, and (b) previous issues that were clearly settled issues.

The Final Letter we recently received from the MOT staff contains some vague and unclear references and indirectly refers to some clearly settled previous issues. The Final Letter can therefore be interpreted in 2 ways --- either as a sincere and genuine attempt at closure of the DA process ---- or as a ploy disguising a further attempt at delay.

So, Your Excellency, here is my Frankly, frank question to you: “Which is it ?  ---------- we have been burned so many times before your arrival Your Excellency, that I really need your assurance on this question“.

He was somewhat taken aback --- he might have been slightly offended,  --  but I don’t think so, since after a slight pause he broke into a big smile (but he is a professional diplomat & knows how to hide his emotions) --------- at any rate, he then went on at great length to assure me he understood my concern -- but that we were not being “burned” again – and that the Final Letter was sincere & genuine etc. ---- and that I had no cause anymore for such worries.

I thanked him profusely & apologetically and then asked that we review & decide some of the matters in the Final Letter (which I pulled out of my pocket). He agreed. We then meticulously went over each of the items in the letter about which I had concerns and which needed clarification – as follows:

1.
Transformation – LLC to SAOC --- The Final Letter referenced it --- I told him: re: the MOF rule re: you have to be a joint-stock company (an SAOC)  ONLY if you’re doing a joint venture with a Government owned company (like OMRAN) – and we’re not – RCA represents the “personal” interests of HM  – also told him that the Minister of Finance (H.E. Balushi) has confirmed to us re: the MOF rule and said it didn’t apply to us – and H.E. Balushi said he  “would waive the rule if MOT insisted because anyway, Omagine LLC has agreed – even though they are not required to – to do the Transformation into an SAOC after the DA is signed” – so – even though it’s not required by Law or regulation – MOT already has exactly what they want -------there’s absolutely no issue here.

The Minister then asked when we were required by law to become an SAOC – I answered “Never” – but that I just finally agreed to it last year with the MOT staff out of sheer exhaustion at trying to explain it to them –  I then went to CCC and RCA for their consents --- CCC agreed BUT RCA objected & refused – and rightfully so for the reasons outlined above (i.e. already agreed to in DA & Shareholder Agreement)  --- Sean wrote to MOT notifying them of RCA’s refusal to do Transformation before the DA ---- and that was the last we heard of it ----- that was over a year ago ------- so, based on RCA’s correct legal position on the matter and a year of silence on the matter from MOT, it was presumably settled – but now it is “mentioned” again (in an offhand manner) in the Final Letter  ----“ it’s really no big deal Your Excellency ----- BUT, the big deal now is – after a year’s silence from MOT -- it will still take 6 months from now of bureaucratic shuffling in Oman to get it done ” .

---------------- bottom line,  the Minister agreed with us - so it’s off the table and resolved – he agrees that we do the Transformation after the DA is signed.

2.
Usufruct Agreement ---- the Final Letter states that :  “the Usufruct Agreement will be signed in accordance with the phases of the project, i.e. the Usufruct Agreement of the plot of land of the first phase of the project will be executed and after the completion of the minimum requirements of the Tourist Establishments of such phase; the Usufruct Agreement of the next phase will be executed and so on until the full completion of the project's phases”

I pulled out a copy of the conceptual masterplan drawing – and using the drawing, I explained that this completely novel “fractured-usufruct” concept might work for a multi-section project (where separate sections are developed independently of each other) – but not for a “unified-plot” project such as Omagine – we are going to do the entire project in one go – (e.g. all site prep, utilities, grading etc. will be done for the entire site in one continuous construction cycle from beginning to end --- as will many other of the project’s elements ---- so we need the usufruct agreement to cover the entire site from the beginning --- and anyway, if it did not --- there was no way to set any “fractured usufruct boundaries” for our various phases of construction  --- and finally -- it would make the project non-financeable since the banks would be unable to take a security interest in the parts of the site over which we did not yet have land rights under a usufruct agreement.

He got it completely and he agreed that we would not do it as stated in the Final Letter – but would get one usufruct agreement for the entire site – so that’s settled.

I then mentioned that the Development Control Plan Framework (DCPF) issued by MOT (a pretty good document) ---- which they have told us to adhere to -- specifies that the usufruct agreement is signed at the same time as the DA --- he said, yes, he knew that - “and that is the way it should be done Frank because we don’t want you spending money and not having the land rights” ------- I agreed but told him the DA (as presently written) says we get the usufruct agreement signed only after the Final Masterplan is approved a year or so later --- he asked why the DA says that ? ---- I told him Mr. Sinanni insisted on doing it that way – just like he insisted on removing the DCP from the DA (the most important document to MOT, Your Excellency) ---- because -- as Sinanni caustically explained to Sean Angle, when Sean asked why – Sinanni replied   “Because I just feel like it Sean” -------------- the Minister was horrified at Sinani’s arrogance and proceeded to throw Sinanni down the stairs with vigor – and tell me how Sinanni  had done “nothing” while he was DG at MOT --- (Sinanni is no longer at MOT – he is now working for a Qatari company in Muscat).

Bottom line – I asked him:  “Shall we change the DA to reflect the simultaneous signing of the DA and the Usufruct Agreement ? “ --- He said, “Yes, absolutely, that’s the way the DCPF calls for it -- and that’s the way it should be done. I agreed and said we would change the DA accordingly. -------- (This is HUGE and the way we always wanted it – it makes the project financing run much more smoothly ------ it’s always better to HAVE the land … then just the right to it !!)

3.
Initial Environmental Approval -- The Final Letter asks for an “initial environmental approval on the Project and the filling up area”  ------ This was probably our most lengthy discussion – maybe 20 minutes ------- I started by telling the Minister that there is no such thing as an  “initial environmental approval”.  The DCPF specifically dictates a “Preliminary Environmental Approval” and an “Environmental Impact Assessment” – both of which are to be done by us only after the DA and Usufruct Agreement are signed.  It (the DCPF) also calls for an “Initial Environmental Assessment” -- to be done by MOT – not by us – but also only after the DA and Usufruct Agreement are signed.

He said: “No, Frank, this is an initial approval from the Ministry of Environment & Climate Affairs (MECA)   you should just meet with MECA and show them the plans & drawings and they will give it to you --- it’s not a problem or big deal – and it is for your own protection - because afterwards then they won’t be able to deny it to you”.

I said “I never heard of this before – and it’s not in the DCPF --- first mention of it – ever – anywhere  -  was in the Final Letter --- so obviously, we had no idea what it was --- again, he says , “it’s for your own protection etc. and I feel it is my responsibility to make sure we are not making you spend money and then later you don’t get MECA’s approval”.

I said: “”Your Excellency, first of all, although I greatly appreciate your sentiments, I think it’s not a good idea for a few reasons (i) we should not go to MECA for any “approvals” until we are fully prepared with extensive studies, including marine studies, which we will do after the DA is signed -- we already did some initial studies and are highly confident of convincing them – and we have terrific local environmental consultants who deal with MECA all the time – but being unprepared leads to a bad place; (ii) any approval from MECA will take months (or longer); (iii) MECA will undoubtedly raise quite legitimate questions which we will only be able to answer by actually spending the money now (which you are trying to save us from doing) to do the studies; (iv) and frankly, Your Excellency, if MECA were for some strange reason not to give us their approval after the DA, we would re-design the project from beautiful to only pretty and thereby save Omagine LLC about $100 million – so the downside for us is not awful --- but the downside for Oman & HM getting only pretty instead of beautiful would be very substantial ----------  (this is the kind of people we are, Your Excellency,– we are going to make a lot of money developing Omagine -- as we should– but we are willing and eager to do beautiful even if that means giving up a substantial amount of profits by doing so).

Then, he says: “But Frank, if I approve the project by signing the DA – and then MECA later does not give their approval – then you & Omagine will blame me for approving it ---- and anyway, I am only trying to protect you from any possible future MECA dis-approval.  – (So – the real issue surfaced).

I said: “Your Excellency – two things -- (i) I have already shown you that we will convince MECA – but, in the worst case scenario, a dis-approval from MECA – which we don’t want – would not be financially dis-advantageous to us – and (ii) most importantly for MOT --  in the DA we have protected you and MOT by inserting the following words --- (which I was able to quote to him almost verbatim because luckily I had just re-read them the night before) :

“  The dimensions and location of the Sea Area are indicatively shown in the drawing below and the Ministry of Tourism (“MOT”) hereby agrees and consents to the final dimensions and location of the Sea Area, provided that, the Project Company receives the prior written approval for such final dimensions and location from the Ministry of Environment and Climate Affairs.

Subject always to this Development Agreement and the Law the Project Company shall have no claim or right of action against the MOT in the event that the Ministry of Environment and Climate Affairs does not approve the dimensions and location of the Sea Area as contemplated by this Development Agreement as stated below in this Part C of Schedule 1. “

To which the Minister then responded” “You have those words in the DA ? ” – ‘Yes, Your Excellency, for some time now.’ – He repeated this a few times – and then asked “So, in the past, you received the agreement and consent from the MOT as you just stated ? “  - ‘Yes, Your Excellency, eleven times’ --- (he asked this question a few more times too and I answered   “yes, eleven times”  to each such query.)

“Well then Frank, in that case, if you have agreed to include those words, then I will agree with you that you don’t need to get the ‘initial environmental approval’  if you don’t want to until after the DA is signed.  -------  so his real problem (who gets the blame) is now solved -------- and that matter is settled.

4.
The feasibility study (f/s) - The Final Letter asks for it -------- I told His Excellency that we were presently updating the f/s and that was the reason for the slight delay in our response to the Final Letter --- we want to deliver everything at the same time – and I needed to meet with him today to have this discussion about all the aforementioned points. I told him that updating the f/s was a bigger task then we thought – but that the updated f/s and our reply in full to the Final Letter would now be delivered to the MOT staff during the time he was away in Europe between December 15 and January 6.

He said that was fine. --- He then mentioned (as was mentioned to Sean 2 weeks ago at his MOT meeting with H.E.) that they were startled when they were reviewing the f/s because they had found several mentions of Qatar in it – I then told him the background of the proposed Qatar deal (including the reported positive telecon between HM, the Sultan & HM, the Emir of Qatar about us and Omagine) – and I told him that this news re: Qatar being in the f/s was quite surprising to us -- as I had just finished reading the entire Oman f/s presented to MOT --- and there was not a single mention of Qatar.

I then told him that H.E. Rajha had called me in New York after our first meeting and asked me to send her a copy of the original Qatar  f/s --- I told her we were in the process of updating it for Oman as agreed and would she care to wait for that one to be finished in a few months.  She said , No, please send me the Qatari one now and I will get the process started here -- as I want to move very fast to get the DA signed and the project started as HM has approved it and we are anxious to begin.

I said ok, and sent her a copy of the Qatari f/s ---- and 3 months later we delivered the full Omani f/s with our formal presentation. “Perhaps, Your Excellency, the MOT staff is looking at the wrong one ? ----- but , in any event, maleesh, because (i) we will be getting you the updated f/s in a week and (ii) as part of our arrangement with BNP Paribas – the BNP Real Estate Division will be doing a new independent f/s for us immediately after the DA is signed.”

He was ok with that.

As I was leaving, I mentioned to H.E. that we should meet for the “Final Meeting” as soon as possible after he returns to Muscat on Jan.6 - and he agreed.

I told him that “it is absolutely crucial that you attend that meeting Your Excellency, because several of the matters we discussed today will be raised by the MOT staff --- and you are now up-to-speed on them – and we have agreed on them”. ----  He agreed and promised that he would attend the meeting.

There were several other subjects discussed --- all good – but the above are the crucial ones.

So, my present expectation is – Final Meeting in mid-January ---- signing the DA by end of January – inshallah.

Best regards,
Frank

All ministers of State are, as would be expected, very careful people in their communications with the outside world. His Excellency Ahmad bin Nasser Al Mehrizi, the Minister of Tourism is especially practiced in the communication arts, having most recently served as Oman’s Ambassador to France. Based on the continued assurances from His Excellency Al Mehrizi in response to our pointed and narrowly drawn questions as reflected above, management now believes that the DA will be signed in either late January 2014 or early February 2014. From the words of the Minister – who represents His Majesty’s Government - it would be near-impossible to draw any conclusion other than that the Government of Oman is now quite serious about signing the DA with Omagine LLC as soon as possible. Delays are inevitable in Oman – but we are at the end of the DA process now.

While the workings of Government are often shrouded in secret, management is of the opinion that its patient and relentless lobbying of MOT, the Royal Court and other government officials has had the desired effect. The date for the DA signing has not yet been confirmed and we therefore cannot yet definitively say when the DA for the Omagine Project will be signed.

About Omagine, Inc., Omagine LLC and the Omagine Project

Omagine, Inc., through its 60% owned subsidiary Omagine LLC is focused on designing and developing the Omagine Project in the Sultanate of Oman, as well as other real-estate, entertainment and hospitality development opportunities in the Middle East and North Africa. The shareholders of Omagine LLC are (i) Omagine, Inc. (60%); Royal Court Affairs representing His Majesty the Sultan of Oman (25%); and Consolidated Contractors International Company, SAL, (15%). The Omagine Project is expected to cost approximately $2.5 billion U.S. Dollars to design and build and the project is expected to generate very substantial positive cash flow for its shareholders.

Forward Looking Statements

Certain statements made in this report on Form 8-K are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from the future results implied by such forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements – including management’s present expectation and belief that the Development Agreement will be signed by Omagine LLC and the Government - are based on reasonable assumptions, the Company's actual results could differ materially from those set forth or implied in such forward-looking statements. Factors that could cause such differences include but are not limited to the uncertainty of success associated with Omagine LLC’s ongoing efforts (as described in our previous SEC  Reports) to sign the Development Agreement with the Government of the Sultanate of Oman.

Item 9.01  Financial Statements and Exhibits

(a)           Not applicable
(b)           Not applicable
(c)           Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 10, 2013
Omagine, Inc.
(Registrant)

	By:	/s/ Frank J. Drohan
Frank J. Drohan
Chairman of the Board,
President and Chief
Executive Officer